Orig. Common REA - Tel. Bank Mtg. (ORIG-BNK. A) -9/91



                               Project Designation:

                          OKLAHOMA 545-TA1-TP1 CHEYENNE
                              (OKLAHOMA 535 MCLOUD)



                      RESTATED MORTGAGE, SECURITY AGREEMENT
                            AND FINANCING STATEMENT

                            dated as of May 15, 1993,

                               made by and among

                        DOBSON TELEPHONE COMPANY, INC.,

                                                    mortgagor and debtor,

                           UNITED STATES OF AMERICA,
                      Rural Electrification Administration
                          Washington, D.C. 20250-1500,

                                                    mortgagee and secured party,

                                      and


                             RURAL TELEPHONE BANK,
                    c/o Rural Electrification Administration
                          Washington, D.C. 20250-1500,

                                                    mortgagee and secured party.


THE DEBTOR AS MORTGAGOR IS A TRANSMITTING UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THE ADDRESSES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON PAGE 30

          RESTATED MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT AGREEMENT, dated as of May 15, 1993, made by and among DOBSON TELEPHONE COMPANY, INC. (hereinafter called the "Mortgagor"), a corporation existing under the laws of the State of Oklahoma, as mortgagor and debtor; UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called "REA") pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) (hereinafter called the "Act"), as mortgagee and secured party; and RURAL TELEPHONE BANK (hereinafter called the "Bank"), a corporation existing under the laws of the Government, as mortgagee and secured party (the Government and the Bank being hereinafter sometimes collectively called the "Mortgagees").

     WHEREAS, the Mortgagor has heretofore borrowed funds from the Government pursuant to a certain telephone loan contract, identified in the seventeenth recital hereof (hereinafter called the "Instruments Recital"), by and between the Mortgagor and the Government (such contract being hereinafter called the "Mortgagor Prior Loan Contract"); and, pursuant to the Mortgagor Prior Loan Contract, as it has been amended from time to time, the Mortgagor has heretofore duly authorized and executed, and has delivered to the Government, or has assumed the payment of, a certain mortgage note or certain mortgage notes payable to the order of the Government, in installments, of which a certain mortgage note is, or certain mortgage notes are, now outstanding and held by the Government (such note or notes being hereinafter collectively called the "Outstanding Mortgagor REA Notes"); and

     WHEREAS, the Outstanding Mortgagor REA Notes are secured by a security instrument or instruments, identified in the Instruments Recital, made by the Mortgagor in favor of the Government (such instrument or instruments being hereinafter collectively called the "Existing Mortgage"); and

     WHEREAS, McLoud Telephone Company (hereinafter called "McLoud"), a corporation previously existing under the laws of the State of Oklahoma, heretofore borrowed funds from the Government pursuant to a certain telephone loan contract, identified in the Instruments Recital, by and between McLoud and the Government (such contract being hereinafter called the "McLoud Loan Contract"); and, pursuant to the McLoud Loan Contract, as it was amended from time to time, McLoud heretofore duly authorized and executed, and delivered to the Government, or assumed the payment of, a certain mortgage note or certain mortgage notes payable to the order of the Government, in installments, of which a certain mortgage note is or certain mortgages are, now outstanding and held by the Government (such note or notes being hereinafter collectively called the "Outstanding McLoud REA Totes"); and

     WHEREAS, McLoud heretofore borrowed funds from the Bank pursuant to a certain amendment to the McLoud Loan Contract, identified in the Instruments Recital, by and among McLoud, the Government and the Bank (such amendment being hereinafter called the "McLoud Loan Contract Amendment"); and, pursuant to the McLoud Loan Contract Amendment and similar subsequent amendments, if any, McLoud heretofore duly authorized and executed, and delivered to the Bank, or assumed the payment of, a certain mortgage note or certain mortgage notes payable to the order of the Bank, in installments, of which a certain mortgage note is, or certain mortgage notes are, now outstanding and held by the Bank (such note or notes being hereinafter collectively called the "Outstanding McLoud Bank Notes"); and

     WHEREAS, the Outstanding McLoud REA Notes and the Outstanding McLoud Bank Notes are secured by a security instrument or instruments, identified in the Instruments Recital, made by McLoud in favor of the Government and the Bank (such instrument or instruments being hereinafter collectively called the "McLoud Mortgage"); and

     WHEREAS, McLoud merged into the Mortgagor in accordance with law; and the Mortgagor is the surviving corporation of such merger, is the lawful owner of all assets and properties of McLoud, is liable for all of the debts and obligations of McLoud, including, without limitation, the obligations of McLoud to the Government under the Outstanding McLoud REA Notes, and the obligations of McLoud to the Bank under the Outstanding McLoud Bank Notes; and

     WHEREAS, the Mortgagor and the Mortgagees desire that all of the assets and properties (real, personal and mixed) owned by McLoud on the date that McLoud merged into the Mortgagor be included under the lien of the Existing Mortgage, as amended, supplemented, consolidated and restated hereby, and that the indebtedness owed by McLoud to the Government evidenced by the Outstanding McLoud REA Notes, and the indebtedness owed by McLoud to the Bank evidenced by the Outstanding McLoud Bank Notes, be included in the indebtedness secured by the Existing Mortgage, as amended, supplemented, consolidated and restated hereby; and

     WHEREAS, in accordance with such transfers of properties and obligations, the Mortgagor, the Government and the Bank have entered into a certain loan contract identified in the Instruments Recital (such contract being hereinafter called the "Telephone Loan Contract Amendment"), amending the Mortgagor Prior Loan Contract, as the Mortgagor Prior Loan Contract had theretofore been amended, and setting forth, among other things, the respective rights and obligations of the Mortgagor, the Government and the Bank with respect to the borrowing of funds by the Mortgagor and McLoud from the Government and the Bank (the Mortgagor Prior Loan Contract, as amended prior to the date of the Telephone Loan Contract Amendment, as amended by the Telephone Loan Contract Amendment, and as it may be further amended from time to time, being hereinafter called the "Consolidated Loan Agreement"); and

     WHEREAS, pursuant to the Telephone Loan Contract Amendment, the Mortgagor has duly authorized and executed, and has delivered to the Government, a certain mortgage note or certain mortgage notes, identified in the Instruments Recital, payable to the order of the Government to evidence the outstanding indebtedness of McLoud to the Government under the Outstanding McLoud REA Notes as of January 31, 1993, assumed by the Mortgagor in connection with the merger of McLoud into the Mortgagor (such note or notes being hereinafter collectively called the "Mortgagor/McLoud Assumption REA Notes"); and

     WHEREAS, pursuant to the Telephone Loan Contract Amendment, the Mortgagor has duly authorized and executed, and has delivered to the Bank, a certain mortgage note or certain mortgage notes, identified in the Instruments Recital, payable to the order of the Bank to evidence the outstanding indebtedness of McLoud to the Bank under the Outstanding McLoud Bank Notes as of January 31, 1993, assumed by the .Mortgagor in connection with the merger of McLoud into the Mortgagor (such note or notes being hereinafter collectively called the Mortgagor/McLoud Assumption Bank Notes"); and

     WHEREAS, the Mortgagor, the Government and the Bank desire to add the Bank as a secured party under the Existing Mortgage and further desire to amend and supplement the Existing Mortgage in certain respects; and

     WHEREAS, the changes in the Existing Mortgage which the parties thereto and hereto desire now to effect make advisable the consolidating and restating of each of the instruments constituting the Existing Mortgage in its entirety; and

     WHEREAS, under the provisions of the Act and other applicable law, the Administrator of REA is authorized to amend, supplement, consolidate and restate the Mortgage as herein provided; and

     NOW, THEREFORE, this Restated Mortgage, Security Agreement and Financing Statement


                                  WITNESSETH:

     That each of the instruments constituting the Existing Mortgage is hereby amended, supplemented, consolidated and restated to read in its entirety from and after the date of execution of this Restated Mortgage, Security Agreement and Financing Statement (the Existing Mortgage, as amended, supplemented, consolidated and restated hereby, being herein called "this Mortgage") as follows:

     WHEREAS, the Mortgagor has determined to borrow from the Government, pursuant to the Telephone Loan Contract Amendment, those funds which had not been borrowed by McLoud from the Government, pursuant to the McLoud Loan Contract, as of the effective date of the merger of McLoud into the Mortgagor; and, pursuant to the Telephone Loan Contract Amendment, the Mortgagor has duly authorized and executed, and has delivered to the Government, the certain note identified in the Instruments Recital (such note being hereinafter called the "Current REA Note") to be secured by this Mortgage of the property hereinafter described; and

     WHEREAS, it is contemplated that the Mortgagor/McLoud Assumption Bank Notes shall be secured hereby, as well as additional notes and refunding, renewal and substitute notes which may from time to tune be executed and delivered by the Mortgagor to the Bank as hereinafter provided (such additional notes and refunding, renewal and substitute notes delivered to the Bank being hereinafter collectively called "Additional Bank Notes"; and the Mortgagor McLoud Assumption Bank Notes and any Additional Bank Notes being hereinafter collectively called the "Bank Notes"); and

     WHEREAS, it is contemplated that the Outstanding Mortgage REA Notes, the Current REA Note and the Mortgagor/McLoud Assumption REA Notes, shall be secured hereby, as well as additional notes and refunding, renewal and substitute notes which may from time to time be executed and delivered by the Mortgagor to the Government as hereinafter provided (such additional notes and refunding, renewal and substitute notes delivered to the Government being hereinafter collectively called "Additional REA Notes"; Additional REA Notes and Additional Bank Notes being hereinafter collectively called "Additional Notes"; the Outstanding Mortgagor REA Notes, the Current REA Note, the Mortgagor/McLoud Assumption REA Notes, and any Additional REA Notes being hereinafter collectively called the "REA Notes"; and the REA Notes and the Bank Notes being hereinafter collectively called the "notes"); and

     WHEREAS, the instruments referred to in the preceding recitals, the Maximum Debt Limit referred to in Article 1, Section 1 hereof, the subdivision or subdivisions, of Article II hereof, made applicable by this recital, and certain data referred to in Article II, Section 15 hereof are as follows:


                              INSTRUMENTS RECITAL

1.   The instruments referred to in the preceding recitals are as follows:

     "Mortgagor Prior Loan Contract" (exclusive of amendments) dated as of November 7, 1958.

     "Telephone Loan Contract Amendment": dated as of January 15, 1993

     "Existing Mortgage":

     Instrument                         Date                     Trustee, if any
     ----------                         ----                     ---------------
     Mortgage                           November 20, 1970
     Supplemental Mortgage              February 13, 1981
     Restated Mortgage,
       Security Agreement and
       Financing Statement              April 20, 1992

     "McLoud Mortgage":

     Instrument                         Date                     Trustee, if any
     ----------                         ----                     ---------------
     Mortgage                           March 20, 1956
     Supplemental Mortgage              June 1, 1957
     Supplemental Mortgage              November 9, 1961
     Supplemental Mortgage              December 13, 1965
     Supplemental Mortgage and
       Security Agreement               December 31, 1974

     "McLoud Loan Contract": dated as of March 19, 1996.

     "McLoud Loan Contract Amendment": dated as of October 23, 1974.

     "Outstanding Mortgagor REA Notes":

     Twenty (20) certain mortgage notes in an aggregate principal amount of $21,816,000, all of which will mature on or before October 1, 2027.


     "Mortgagor/McLoud Assumption REA Notes":

 Note          Loan            Principal      Interest    Final Payment
 Date       Designation         Amount          Rate          Date
 ----       -----------     -------------     --------    -------------
1-31-93         C           $   18,246.93        2%         11-09-96
1-31-93         D#1             60,608.62        2%         12-13-00
1-31-93         D#2             95,212.91        2%         03-02-01
1-31-93         E              400,826.43        2%         07-15-06
1-31-93         F4             904,134.60        5%         12-31-09
1-31-93         G8             572,702.92        5%         07-02-11
1-31-93         H4           3,430,026.96        5%         04-10-16
1-31-93         H4             517,831.36        5%         10-14-22
1-31-93         K8           3,853,969.72        5%         11-30-22
1-31-93         K8           4,624,000.00        5%         11-30-22

     "Mortgagor/McLoud Assumption REA Notes":

 Note          Loan            Principal      Interest    Final Payment
 Date       Designation         Amount          Rate          Date
 ----       -----------     -------------     --------    -------------

1-31-93         F7           $ 812,953.55       8.00%       12-31-09
1-31-93         H7             225,000.36      10.75%       04-10-16


     "Current REA Notes":

 Note          Loan            Principal      Interest    Final Payment
 Date       Designation         Amount          Rate          Date
 ----       -----------     -------------     --------    -------------

5-15-93         K-8          $1,752,000         5.0%        5-15-2028


2. "Maximum Debt Limit" for purposes of Article 1, Section I hereof shall be seventy-five million dollars ($75,000,000).

3. The following subdivision(s) of Article II hereof is (are) hereby made applicable: Section 4(b).

4. The date referred to in Section 15(a)(3) of Article II hereof is hereby established as December 31, 1962.

5. The Forecast Period referred to in Article II, Section 21(a) of this Mortgage shall be the period commencing with the date hereof and ending December 31, 1995. Also in Article II, Section 21(a), the TIER the Mortgagor is required to maintain during the Forecast Period shall be 1.0.

     WHEREAS, the Mortgagor now owns a telephone system and other facilities identified in the Property Schedule contained in the granting clause hereof (hereinafter called the "Existing Facilities"); and

     WHEREAS, the Government and the Bank are authorized to enter into this Mortgage; and

     WHEREAS, to the extent that any of the property described or referred to in this Mortgage is governed by the provisions of the Uniform Commercial Code of any state (hereinafter called the "Uniform Commercial Code"), the parties hereto desire that this Mortgage be regarded as a "security agreement" and as a "financing statement" for said security agreement under the Uniform Commercial Code;

     NOW, THEREFORE, THIS MORTGAGE WITNESSETH that, in order to secure the payment of the principal of and interest on the notes, according to their tenor and effect, and further to secure the due performance of the covenants, agreements and provisions contained in this Mortgage and the Consolidated Loan Agreement and to declare the terms and conditions upon which the notes are to be secured, the Mortgagor, in consideration of the premises, has executed and delivered this Mortgage, and has granted, bargained, sold, conveyed, warranted, assigned, transferred, mortgaged, pledged, and set over, and by these presents does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge and set over, unto the Mortgagees, and their respective assigns, all and singular the following-described property (hereinafter sometimes called the "Mortgaged Property"):


                                       I

     All right, title and interest of the Mortgagor in and to the Existing Facilities and buildings, plants, works, improvements, structures, estates. grants, franchises, easements, rights, privileges and properties real, personal and mixed, tangible or intangible, of every kind or description, now owned or leased by the Mortgagor or which may hereafter be owned or leased, constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all buildings, plants, works, structures, improvements, fixtures, apparatus, materials, supplies, machinery, tools, implements, poles, posts, crossarms, conduits, ducts, lines, whether underground or overhead or otherwise, wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries and other items of central office equipment, paystations, protectors, instruments, connections and appliances, office furniture and equipment, work equipment and any and all other property of every kind, nature and description, used, useful or acquired for use by the Mortgagor in connection therewith and including, without limitation, the property described in the following property schedule:


                               PROPERTY SCHEDULE

     (a)  The Existing Facilities are located in the following Counties:

     Beckham, Cleveland, Custer, Dewey, Ellis, Lincoln, Oklahoma, Pottawatomie, Roger Mills and Woodward in the State of Oklahoma, and Hemphill and Wheeler in the State of Texas.

     (b) The property referred to in the last line of paragraph I of the Granting clause includes the following described real estate:

BECKHAM COUNTY:

(1)  Lots 11 & 12 in Block 29 of the Original Town of Erick, OK.

(2) Northeast Corner of the Northeast Quarter of Sec 23, T11N, R26W I.M., beginning 310' South of the Northeast Corner going West 190' then South 160' then East 190' then North 160'.

DEWEY COUNTY:

(3) East 29' of Lot 18 of Block 24, West 1/2 of Lot 4 and all of Lots 5 & 6 Block 33 Town of Leedey, OK.

(4)  Lots 22, 23 & 24 of Block 22 Town of Camargo, OK.

(5) All of Lot 15 and then South 20' of the South end of Lot 13 of Block 36, West 1' of Lot 23 and all of lot 24 of Block 37, Town of Vici, OK.

(6) Lots 5, 6, 7, 8 & 9 of Block 53, 65' South 100' West of the N.#. Corner of Lot 1 henceforth West 40' then South 50' East 40' North 50' in Block 53 Orig Town of Taloga, OK.

ROGER MILLS COUNTY:

(7)  Lots 1 & 2 of Block 11 and Lots 10 & 11 of Block 4 of the Town of
Reydon, OK.

(8)  Lots 1, 2, 3, 4, 5, 6, & & of Block 66 Town of Cheyenne, OK.

(9)  South 50' of Lots 13, 14, & 15 of Block 47 Town of Cheyenne, OK.

(10) Lot 20 of Block 47 Town of Cheyenne, OK.

(11) All of Block 24 in Town of Cheyenne, OK.

(12) Northwest Corner of Northwest 1/2 of Sec. 31 T16N R 24W I.M. E. 150., S. 100', W. 150' N.100'.

(13) Northwest Half of the Northeast Quarter of Sec. 8, T12N, R23W I.M., containing 5 acres more or less.

1.   CHOCTAW REMOTE - Oklahoma County

     Beginning 685.5 feet South of the Northeast corner (NE/C) thence West 100.0 feet, thence North 50.0 feet, thence East 100.0 feet, thence South 50.0 feet to point of beginning

     THE EAST HALF OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (E 1/2 NW 1/4 NE 1/4 NE 1/4)

          AND

     THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (NE 1/4 NE 1/4 NE 1/4) ALL IN SECTION 26, TOWNSHIP 11 NORTH, RANGE 1 WEST OF THE INDIAN MERIDIAN

2.   LUTHER REMOTE - Oklahoma County

     A tract of land being located in the SE/4 of Section 9, Township 11 North, Range 1 East of the Indian Meridian, Oklahoma County, Oklahoma described as beginning at a point 716 feet North of the SE/Corner of the said SE/4; thence West 100 feet; thence North 50 feet; thence East 100 feet; thence South 50 feet to the point of beginning, containing 0.1148 acres more or less.

3.   POTT REMOTE - Oklahoma County

     A tract of land located in the NE/4 of Section 13, Township 11 North, Range 1 East of the Indian Meridian, Oklahoma County, Oklahoma, described as beginning at the NE Corner of said NE/4; Thence West along the North line of said NE/4 a distance of 100.00'; thence South and parallel to the East line of said NE/4 a distance of 100.00'; thence East and parallel to the North line of said NE/4 a distance of 100.00'; thence north along the East line of said NE/4 a distance of 100.00' to the point of beginning, containing 0.2296 acres, more or less.

4.   STELLA HOST - Cleveland County

     A tract of land in the South Half (S/2) of the Southeast Quarter (SE/4) of Section Four (4), Township Ten (10) North, Range One (1) East of the Indian Meridian, Cleveland County, Oklahoma, described as follows: Beginning at a point 660 feet West of the Southeast Corner of the Southeast Quarter (SE/4), thence North 100 feet; thence East 100 feet; thence South 100 feet; thence West 100 feet to the point of beginning.

5.   PRO AM REMOTE - Oklahoma County

     Having a beginning point that is 760.00 feet East of the Northeast Corner (NE/C) of the Northeast Quarter (NE/4) of Section 35, Township 11 North, Range 1 West of the Indian Meridian; thence South 50.0 feet to the True Point of Beginning, thence; West 4520.0 feet, thence South 16.5 feet, thence; East 4520.0 feet, thence North 16.5 feet to Point of Beginning, all being a part of Oklahoma County, Oklahoma, AND

     Having a beginning Point 50.0 feet South of the Northeast Corner (NE/C) of the Northeast Quarter (NE/4) of Section 34, Township 11 North, Range 1 West of the Indian Meridian, thence West 1320.0 feet, thence South 16.5 feet, thence East 1320.0 feet, thence North 16.5 feet to Point of Beginning, all being a part of Oklahoma County, Oklahoma AND

     Beginning at a point 1248.74 feet North of the Southeast corner of the Northeast 1/4 of Section 35, Township 11 North, Range 1 West of the Indian Meridian, Oklahoma County, Oklahoma. Thence West 100.00 feet, thence North
     50.00 feet, thence East 100.00 feet, thence South 50.00 feet to the point of beginning, contains 0.11 acres more or less.

6.   INDIAN MERIDIAN REMOTE - Cleveland County

     Part of Lots Three (3) and Four (4) and the East Half (E/2) of the Southwest Quarter (S/4) of Section Nineteen (19), Township Ten (10) North, Range One (1) East of the Indian Meridian, described as follows: Beginning at a point 1235.0 feet Est and 33.0 feet North of the SW Corner of Section 19, Township 10 North, Range 1 East; thence North 100.0 feet thence West
     50.00 feet; thence South 100.00 feet; thence East 50.00 feet to the point of beginning.

7.   MARKET REMOTE - Pottawatomie County

     Beginning at a point 665.55 feet West of the Northeast corner of the Northeast Quarter (NE/C NE/4) of Section Six (6), Township Ten (10) North, Range Two (2) East of the Indian Meridian; thence West 186.98 feet; thence South 582.4 feet; thence East 186.98 feet; thence North 582.4 feet to the point of beginning, Pottawatomie County, Oklahoma.

8.   OAKDALE REMOTE - Pottawatomie County

     A tract of land described as beginning at the Northwest corner of the West Half of the Northeast Quarter of the Northeast Quarter of the Northeast Quarter (NW/C W/2 NE/4 NE/4 NE/4) of Section Three (3)(, Township Ten (10) North, Range Two (2) East of the Indian Meridian; thence South 100.00 feet; thence East 50.00 feet; thence North 100.00 feet; thence West 50.00 feet to the point of beginning, Pottawatomie County, Oklahoma.

9.   SHAWNEE REMOTE - Pottawatomie County

     A tract of land being a part of Block Two (2), THOMPSON'S ADDITION, to the City of Shawnee, Pottawatomie County, Oklahoma, described as beginning at the Northwest corner of said Block 2; thence South 310 feet; thence East 140 feet; thence

     North 310 feet; thence West 140 feet to the place of beginning, LESS AND EXCEPT 0.83 acres, more or less deeded as a public highway described as beginning at a point on the North line of said Block 2 a distance of 140 feet East of the Northwest corner of said Block 2; thence South on a line parallel to and 140 feet East of the West line of said Block 2 a distance of 310 feet; thence West a distance of 140 feet to a point on the West line of said Block 2; thence North along said West line a distance of 188.8 feet; thence N87'07E a distance of 63 feet; thence NO 02'53' West a distance of 118.8 feet to a point on the North line of said Block 2; thence East along said North line a distance of 82.8 feet to the point of beginning.

10.  TURKEY HILLS NORTH REMOTE - Cleveland County

     A tract of land being a part of the NW/4 of Section 13, Township 10 North, Range 1 East, more particularly beginning at the NW/C of the NW/4 of
     Section 13, Township 10 North, Range 1 East, thence East 330 feet, thence South 100 feet, thence East 100 feet, thence North 100 feet, thence West 100 feet to point of beginning. Being a 100 x 100 foot tract.

11.  TURKEY HILL SOUTH REMOTE - Cleveland County

     This tract begins in the Southeast Corner (SE/C) of Section 9, Township 10 North, Range 2 East, thence North Six Hundred and Sixty (660.00) feet thence West One Hundred (100.0) feet thence North Fifty (50.0) feet thence East One Hundred (100.0) feet thence South Fifty (50.0) feet to the point of beginning.

12.  PRESTON OLIVE REMOTE - Cleveland County

     Part of Lots Three (3) and Four (4) and the East Half (E/2) of the Southwest Quarter (S/4) of Section Nineteen (19(, Township Ten (10) North, Range One (1) East of the Indian Meridian, described as follows: Beginning at a point 1235.0 feet East and 33.0 feet North of the SW Corner of Section 19, Township 10 North, Range 1 East, thence North 100.00 feet; thence West
     50.00 feet; thence South 100.00 feet; thence East 50.00 feet to the point of beginning.

13.  DALE REMOTE-Pottawatomie County

     A tract of land being a part of the East Half of the East Half of the Southwest Quarter (E1/2-E1/2-SW1/4) of Section 26, Township 11 North, Range 2 East of the Indian Meridian, Pottawatomie County, Oklahoma, said tract beginning at a point of the west line of said E1/2-E1/2-SW1/4; 389.01 feet north of the southwest corner of said E1/2-E1/2-SW1/4; thence north, on said west line, for a distance of 100.00 feet; thence east and perpendicular to said west line for a distance of 50.00 feet; thence south and parallel to said west line for a distance of 100.00 feet; thence west and perpendicular to said west line for a distance of 50.00 feet to the point of beginning containing 0.115 acre.

14.  EAST REMOTE-Pottawatomie County

     Lot One (1), less and except the South 237.19 feet of the West 183.65 feet, Block Six (6), AUSTIN'S COUNTRY ESTATES, being a subdivision of the West Half of Section Five (5), Township 11 North, Range 3 East of the Indian Meridian, Pottawatomie County, Oklahoma, according to the recorded plat thereof.

15.  NORTH REMOTE-Lincoln County

     The Southwest Quarter of the Northwest Quarter (SW1/4 NW1/4) of Section 11, Township 12 North, Range Z East of the Indian Meridian, containing 40 acres more or less.

16.  NEWALLA C.O.-Oklahoma County

     The East Half (E1/2) of the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4)., EXCEPT a tract 100 feet by 133 feet in the Southeast corner thereof more particularly described as follows: BEGINNING at the Southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter THENCE North 133 feet, THENCE West 100 feet, THENCE South 133 feet, THENCE East 100 feet to the point of beginning and being in Section 22, Township 11 North, Range 1 East of the Indian Meridian, Oklahoma County, Oklahoma, and being Five (5) acres, more or less.

17.  STELLA REMOTE-Cleveland County

     The South Half (S1/2) of the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section Twenty-one
     (21), Township Ten (10) North, Range One (1) East of the Indian Meridian, Cleveland County, Oklahoma, being Five (5) acres more or less.

18.  McLOUD C.O. AND COMM.-Pottawatomie County

     Block 21, lots One through Five (1-5) and Block 21, Lots Six through Eight (6-8), Original Town of McLoud, Pottawatomie County, Oklahoma, accorded to the recorded plat thereof.

19.  OAKLEAF REMOTE-Pottawatomie County

     A tract of land beginning at a point 1084.00 feet East of the Northwest Corner of Section 20, Township 11 North, Range 2 East of the Indian Meridian, Pottawatomie County, Oklahoma; thence South 150.00 feet; thence East 50.00 feet; thence North 150.00 feet; thence West 50.00 feet to the point of beginning, containing 0.172 acres more or less.

20.  WATSON REMOTE-Pottawatomie County

     A tract of land beginning at the Northwest Corner of Section 29, Township 11 North, Range 3 East of the Indian Meridian, Pottawatomie County, Oklahoma; thence East 100 feet; thence South 100 feet; thence West 100 feet; thence North 100 feet to the point of beginning, containing 0.23 acres more or less.

21.  DEERCREEK REMOTE-Pottawatomie County

     A tract of land beginning 143.5 feet East of the Southwest Corner of the Southwest Quarter (SW/4) of Section 28, Township 11 North, Range 2 East of the Indian Meridian; thence North 100.0 feet; thence East 50.0 feet; thence South 100.0 feet; thence West 50.0 feet to the point of beginning, containing 0.115 acres more or less, Pottawatomie County, Oklahoma.

TOGETHER WITH all plants, works, structures, erections, reservoirs, dams, buildings, fixtures and improvements now or hereafter located on any of the properties conveyed by any and all of the aforesaid deeds mentioned above and all tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in anywise appertaining.


                                      II

     All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way and easements now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with, the construction or operation by or on behalf of the Mortgagor of telephone properties, facilities, systems or businesses, whether underground or overhead or otherwise, wherever located;

                                     III

     All right, title and interest of the Mortgagor in, to and under any and all licenses, franchises, ordinances, privileges and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, or by any state, or by any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition, or operation of telephone properties, facilities, systems or businesses, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged, or pledged;


                                      IV

     All right, title and interest of the Mortgagor in, to and under any and all contracts heretofore or hereafter executed by and between the Mortgagor and any person, firm, or corporation relating to the Mortgaged Property together with any and all other accounts, chattel paper, contract rights and general intangibles (as such terms are defined in the applicable Uniform Commercial Code), and all stock, bonds, notes, debentures, commercial paper, subordinated capital certificates, securities, obligations of or beneficial interests or investments in any corporation, association, partnership, joint venture, trust, the United States of America or any agency or department thereof, or any other entity of any kind, heretofore or hereafter acquired by the Mortgagor;


                                       V

     Also, all right, title and interest of the Mortgagor in and to all other property, real or personal, tangible or intangible, of every kind, nature and description, and wheresoever situated, now owned or leased or hereafter acquired by the Mortgagor, it being the intention hereof that all such property now owned or leased but not specifically described herein or acquired or held by the Mortgagor after the date hereof shall be as fully embraced within and subjected to the lien hereof as if the same were now owned by the Mortgagor and were specifically described herein to the extent only, however, that the subjection of such property to the lien hereof shall not be contrary to law;

     Together with all rents, income, revenues, proceeds, profits and benefits at any time derived, received or had from any and all of the above-described property of the Mortgagor. Provided, however, that except as hereinafter provided in section 12(b) of Article II hereof, no automobiles, trucks, trailers, tractors or other vehicles (including without limitation aircraft or ships, if any) owned or used by the Mortgagor shall be included in the Mortgaged Property.

     TO HAVE AND TO HOLD all and singular the Mortgaged Property unto the Mortgagees and their respective assigns forever, to secure equally and ratably the payment of the principal of and interest on the notes, according to their tenor and effect, without preference, priority or distinction as to interest or principal (except as otherwise specifically provided herein) or as to lien or otherwise of any note over any other note by reason of the priority in time of the execution, delivery or maturity thereof or of the assignment or negotiation thereof, or otherwise, and to secure the due performance of the covenants, agreements and provisions herein and in the Consolidated

Loan Agreement contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.


                                   ARTICLE I

                                ADDITIONAL NOTES

     SECTION 1. The Mortgagor, when authorized by resolution or resolutions of its board of directors, may from time to time (1) execute and deliver to the Government one or more Additional REA Notes to evidence loans made by the Government to the Mortgagor pursuant to the Act, or to evidence indebtedness of the Mortgagor incurred by the assumption by the Mortgagor of the indebtedness of a third party or parties to the Government created by a loan or loans theretofore made by the Government to such third party or parties pursuant to the Act, and (2) execute and deliver to the Bank one or more Additional Bank Notes to evidence loans made by the Bank to the Mortgagor pursuant to the Act, or to evidence indebtedness of the Mortgagor incurred by the assumption by the Mortgagor of the indebtedness of a third party or parties to the Bank created by a loan or loans theretofore made by the Bank to such third party or parties pursuant to the Act. The Mortgagor, when authorized by resolution or resolutions of its board of directors, may also from time to time execute and deliver one or more Additional Notes to refund any note or notes at the time outstanding and secured hereby, or in renewal of, or in substitution for, any such outstanding note or notes. Additional Notes shall contain such provisions and shall be executed and delivered upon such terms and conditions as the board of directors of the Mortgagor in the resolution or resolutions authorizing the execution and delivery thereof and the relevant lender shall prescribe; provided, however, that the outstanding principal balances owing on the notes shall not at any one time exceed the amount identified in the Instruments Recital as the Maximum Debt Limit, and no note shall mature more than fifty (50) years after the date hereof. Additional Notes, including refunding, renewal and substitute notes, when and as executed and delivered, shall be secured by this Mortgage, equally and ratably with all other notes at the time outstanding, without preference, priority, or distinction of any of the notes over any other of the notes by reason of the priority of the time of the execution, delivery or maturity thereof or of the assignment or negotiation thereof. As used in this Mortgage, the term "directors" includes trustees.

     SECTION 2. The Mortgagor, when authorized by resolution or resolutions of its board of directors, may from time to time execute, acknowledge, deliver, record and file mortgages supplemental to this Mortgage which thereafter shall form a part hereof, for the purpose of formally confirming this Mortgage as security for the notes. Nothing herein contained shall require the execution and delivery by the Mortgagor of a supplemental mortgage in connection with the issuance hereunder or the securing hereby of notes except as hereinafter provided in section 12 of article II hereof.

                                  ARTICLE II

                    PARTICULAR COVENANTS OF THE MORTGAGOR

     The Mortgagor covenants with the Mortgagees and the holders of notes secured hereby (hereinafter sometimes collectively called the "noteholders") and each of them as follows:

     SECTION 1. The Mortgagor is duly authorized under its articles of incorporation and by-laws and the laws of the State of its incorporation and all other applicable provisions of law to execute and deliver and assume the Current REA Note, the Outstanding REA Notes, the Mortgagor/McLoud Assumption REA Notes, the Mortgagor/McLoud Assumption Bank Notes and this Mortgage and to execute and deliver Additional Notes; and all corporate action on its part for the execution and delivery and assumption of the Current REA Note, the outstanding REA Notes, the Mortgagor/McLoud Assumption REA Notes, the Mortgagor/McLoud Assumption Bank Notes and this Mortgage has been duly and effectively taken; and the Current REA Note, the Outstanding REA Notes, the Mortgagor/McLoud Assumption REA Notes, the Mortgagor/McLoud Assumption Bank Notes and this Mortgage are, or when executed and delivered will be, the valid and enforceable obligations of the Mortgagor in accordance with their respective terms.

     SECTION 2. The Mortgagor warrants that it has good right and lawful authority to mortgage the property described in the granting clauses of this Mortgage for the purposes herein expressed, and that the said property is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto, except (i) the lien of this Mortgage and taxes or assessments not yet due; (ii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security; and (iii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business.

     The Mortgagor will, so long as any of the notes shall be outstanding, maintain and preserve the lien of this Mortgage superior to all other liens affecting the Mortgaged Property, and will forever warrant and defend the title to the property described as being mortgaged hereby to the Mortgagees against any and all claims and demands whatsoever. The Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such lien or charge might exist or could be created and any and all lawful taxes, rates, levies, assessments, liens, claims or other charges imposed upon or accruing upon any of the Mortgagor's property (whether taxed to the Mortgagor or to any noteholder), or the franchises, earnings or business of the Mortgagor, as and when the same shall become due and payable; and whenever called upon so to do the Mortgagor will furnish to the Mortgagees or to any noteholder adequate proof of such payment or discharge.

     SECTION 3. The Mortgagor will duly and punctually pay the principal of and interest on the notes at the dates and places and in the manner provided therein, according to the true intent and meaning thereof, and all other sums becoming due hereunder.

     SECTION 4. (a) The Mortgagor will at all times, so long as any of the notes shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all franchises, rights of way, easements, permits and licenses now or hereafter to it granted or upon it conferred, and will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property. The Mortgagor will not, without the approval in writing of the holder or holders of not less than a majority in principal amount of the REA Notes at the time outstanding (hereinafter called the "majority REA noteholders") and of the holder or holders of not less than a majority in principal amount of the Bank Notes at the time outstanding (hereinafter called the "majority Bank noteholders"), take or suffer to be taken any steps to reorganize, or to consolidate with or merge into any other corporation, or to sell, lease or transfer (or make any agreement therefor) the Mortgaged Property, or any part thereof.

          (b) If this subsection is made applicable by the Instruments Recital, then nothing herein contained shall prevent any such reorganization, consolidation or merger provided that the lien and security of this Mortgage and the rights or powers of the Mortgagees and the noteholders hereunder shall not thereby be impaired or adversely affected, and provided that upon such reorganization, consolidation or merger, the due and punctual payment of the principal of and interest on the notes according to their tenor and the due and punctual performance of all covenants and conditions of this Mortgage shall be assumed by the corporation formed by such reorganization, consolidation or merger, and the lien of this Mortgage shall remain a superior lien upon the property owned by the Mortgagor at the time of such reorganization, consolidation or merger and upon any improvements or additions to such property, either prior to or subsequent to such reorganization, consolidation or merger.

          (c) The Mortgagor may, however, without obtaining the approval of the holder or holders of any of the notes at the time outstanding, at any time or from time to time so long as the Mortgagor is not in default hereunder, sell or otherwise dispose of, free from the lien hereof, any of its property which is neither necessary to nor useful for the operation of the Mortgagor's business, or which has become obsolete, worn out or damaged or otherwise unsuitable for the purposes of the Mortgagor; provided, however, that the Mortgagor shall: (1) to the extent necessary, replace the same by, or substitute therefor, other property of the same kind and nature, which shall be subject to the lien hereof, free and clear of all prior liens, and apply any proceeds derived from such sale or other disposition of such property and not needed for the replacement thereof to the payment of the indebtedness evidenced by the REA Notes and the Bank Notes in the proportions which the aggregate principal balances then owing on the REA Notes and the aggregate principal balances then owing on the Bank Notes, respectively, bear to the aggregate principal balances then owing on the REA Notes and the Bank Notes, collectively, and shall be applied to such notes and installments thereof as may be designated by the respective noteholders at the time of any such receipt; or (2) immediately upon the receipt of the proceeds of any sale or other disposition of said property, apply the entire amount of such proceeds to the payment of the indebtedness evidenced by the REA Notes and the Bank Notes in the proportions and in the manner provided for in (1) above; or
(3) deposit all or such part of the proceeds derived from the sale or other disposition of said property as the majority REA noteholders and the majority Bank noteholders shall specify in such restricted bank accounts as such holder or holders shall designate, and shall use the same only for such additions to or improvements of the Mortgaged Property and on such terms and conditions as such holder or holders shall specify.

     SECTION 5. The Mortgagor will at all times maintain and preserve the Mortgaged Property in good repair, working order and condition, and will from time to time make all needful and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operation and use all reasonable diligence to furnish the subscribers served by it through the Mortgaged Property with adequate telephone service.

     SECTION 6. Except as specifically authorized in writing in advance by the majority REA noteholders and the majority Bank noteholders, the Mortgagor will purchase all materials, equipment, supplies and replacements to be incorporated in or used in connection with the Mortgaged Property outright, and not subject to any conditional sales agreement, chattel mortgage, bailment lease, or other agreement reserving to the seller any right, title or lien.

     SECTION 7. (a) The Mortgagor will take out, as the respective risks are incurred, and maintain the following classes and amounts of insurance:
(1) fidelity bonds covering each officer and employee of the Mortgagor in not less than the following amounts, based on the estimated annual gross revenues (including gross toll collected) of the Mortgaged Property:

                                                    Amount of
             Annual Gross Revenue                   Coverage
             --------------------                   ----------

             Less than      $  200,000               $ 50,000
   From      $200,001  to      400,000                100,000
             400,001   to      600,000                250,000
             600,001   to      800,000                300,000
             800,001   to    1,000,000                400,000
                       over  1,000,000                500,000

and each collection agent of the Mortgagor shall be included in such fidelity bonds for not less than $2,500, or 10 percent of the highest amount collected annually by any one collection agent, whichever is greater; (2) workmen's compensation and employer's liability insurance covering all employees of the Mortgagor, in such amounts as may be required by law, or if the Mortgagor or any of its employees are not subject to the workmen's compensation laws of the State or States in which the Mortgagor conducts its operations, then its workmen's compensation policy shall provide voluntary compensation coverage to the same extent as though the Mortgagor and such employees were subject to such laws; and including occupational disease liability coverage, employer's liability insurance and "additional medical" coverage of not less than $10,000 in States where full medical coverage is not required by law; (3) public liability and property damage liability insurance, covering ownership liability, and all operations of the Mortgagor, with limits for bodily injury or death of not less than $1,000,000 for one person and $1,000,000 for each accident, and with limits for property damage of not less than $1,000,000 for each accident and $1,000,000 aggregate for the policy period; (4) liability insurance on all motor vehicles, trailers, semitrailers, and aircraft used in the conduct of the Mortgagor's business, whether owned, non-owned or hired by the Mortgagor, with bodily injury limits of not less than $1,000,000 for one person and $1,000,000 for each accident, and with property damage limits of $1,000,000 for each accident; in connection with aircraft liability, also passenger bodily injury limits of $1,000,000 per person and $1,000,000 for each accident; (5) comprehensive, or separate fire, theft and windstorm insurance covering loss of or damage to all owned motor vehicles, trailers, and aircraft of the Mortgagor, having a unit value in excess of $1,000, in an amount not less than the actual cash value of the property insured; and (6) fire and extended coverage insurance, designating the Government and the Bank as mortgagees in the policy, on each building, each building and its contents, and materials, supplies, poles and crossarms, owned by the Mortgagor, having a value at any one location in excess of $5,000, or in excess of one percent of the total plant value, whichever is larger, and in an amount not less than 80 percent of the current cost to replace the property new, less actual depreciation.

     The Mortgagor will also, from time to time, increase or supplement the classes and amounts of insurance specified above to the extent requested by the Governor or the Administrator or required to conform to the accepted practice of the telephone industry for companies of the size and character of the Mortgagor. The Mortgagor will, upon request of the majority REA noteholders or the majority Bank noteholders, submit to the noteholder or noteholders designated in such request a schedule of its insurance in effect on the date specified in such request. If the Mortgagor shall at any time fail or refuse to take out or maintain insurance or to make changes in respect thereof upon appropriate request by such noteholder or noteholders, such noteholder or noteholders may take out such insurance on behalf and in the name of the Mortgagor, and the Mortgagor will pay the cost thereof.

                    (b) In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, unless the majority REA noteholders and the majority Bank noteholders shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall deposit the proceeds of the insurance in the Special Construction Account required by the Consolidated Loan Agreement to be applied for that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims.

                    (c) Sums recovered under any fidelity bond by the Mortgagor for a loss of funds advanced under the notes or recovered by a Mortgagee for any loss under such bond shall, unless otherwise directed by the Mortgagees, be applied to the prepayment of the notes, PRO RATA according to the unpaid principal amounts thereof (such prepayments to be applied to such installments thereof as may be designated by the respective noteholders at the time of any such prepayment), or to construct or acquire facilities approved by the Mortgagees, which will become part of the Mortgaged Property.

                    (d) The foregoing insurance coverage shall be obtained by means of bond and policy forms approved by regulatory authorities, including standard REA endorsements and riders used by the insurance industry to provide coverage for REA borrowers. Each policy or other contract for such insurance shall contain an agreement by the insurer that, notwithstanding any right or cancellation reserved to such insurer, such policy or contract shall continue in force for at least ten (10) days after written notice to the Mortgagees of cancellation.

     SECTION 8. In the event of the failure of the Mortgagor in any respect to comply with the covenants and conditions herein contained with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair and free of liens and other claims or to comply with any other covenant contained in this Mortgage, any noteholder or noteholders shall have the right (without prejudice to any other rights arising by reason of such default) to advance or expend moneys for the purpose of procuring such insurance, or for the payment of insurance premiums, taxes, assessments or other charges, or to save the Mortgaged Property from sale or forfeiture for any unpaid tax or assessment, or otherwise, or to redeem the same from any tax or other sale, or to purchase any tax title thereon, or to remove or purchase any mechanics' liens or other encumbrance thereon, or to make repairs thereon or to comply with any other covenant herein contained or to prosecute or defend any suit in relation to the Mortgaged Property or in any manner to protect the Mortgaged Property and the title thereto, and all sums so advanced for any of the aforesaid purposes with interest thereon at the highest legal rate but not in excess of twelve per centum (12%) per annum shall be deemed a charge upon the Mortgaged Property in the same manner as the notes at the time outstanding are secured and shall be forthwith paid to the noteholder or noteholders making such advance or advances upon demand. It shall not be obligatory for any noteholder in making any such advances or expenditures to inquire into the validity of any such tax title, or of any of such taxes or assessments or sales therefor, or of any such mechanics' liens or other encumbrance.

     SECTION 9. The Mortgagor will not, without the approval in writing of the majority REA noteholders and the majority Bank noteholders: (a) enter into any contract or contracts for the operation or maintenance of all or any part of its property, for the use by others of any of the Mortgaged Property, or for toll traffic, operator assistance, extended scope or switching services to be furnished by or for connecting or other companies; provided, however, that such approval shall not be required for any toll traffic or operator assistance contract which in form and substance conforms with contracts in general use in the telephone industry; or (b) deposit any of its funds, regardless of the source thereof, in any bank, institution or other depository which is not insured by the Federal Government.

     SECTION 10. (a) If this subsection is made applicable by the Instruments Recital, the Mortgagor will not pay its directors or trustees, as such, any salaries for their services, except such as shall have been approved by the majority REA noteholders and the majority Bank noteholders, provided that nothing herein contained shall preclude any director or trustee from serving the Mortgagor in any other capacity and receiving compensation therefor.

                    (b) Salaries, wages and other compensation paid by the Mortgagor for services, and directors' or trustees' fees, shall be reasonable and in conformity with the usual practice of corporations of the size and nature of the Mortgagor. Except as specifically authorized in writing in advance by the majority REA noteholders and the majority Bank noteholders, the Mortgagor will make no advance payments or loans, or in any manner extend its credit, either directly or indirectly, with or without interest, to any of its directors, trustees, officers, employees, stockholders, members or affiliated companies, provided, however, the Mortgagor may make an investment for any purpose described in section 607(c)(2) of the Rural Development Act of 1972 (including any investment in, or extension of credit, guarantee or advance made to, an affiliated company of the Mortgagor that is used by such company for such purpose) to the extent that, immediately after such investment, (1) the aggregate of such investments does not exceed one-third of the net worth (defined in Exhibit One) of the Mortgagor and (2) the Mortgagor's net worth is at least twenty percent of its total assets (defined in Exhibit One). As used in this section, the term "affiliated companies" shall have the meaning prescribed for this term by the Federal Communications Commission in its prevailing uniform system of accounts for Class A telephone companies.

     SECTION 11. The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings business and affairs of the Mortgagor, in accordance with the methods and principles of accounting then prescribed by the state regulatory body having jurisdiction over the Mortgagor, or in the absence of such regulatory body or such prescription, by the Federal Communications Commission in its uniform system of accounts for telecommunications companies, as those methods and principles of accounting may be supplemented, from time to time, by the REA. The Mortgagor will prepare and furnish each noteholder not later than the thirtieth day of January in each year, or at such more or less frequent intervals when specified by the majority REA noteholders and the majority Bank noteholders, financial and statistical reports on its condition and operations. Such reports shall be in such form and include such information as may be specified by the majority REA noteholders and the majority Bank noteholders, including without limitation an analysis of the Mortgagor's revenues, expenses, and subscriber accounts. The Mortgagor will cause to be prepared and furnished to each noteholder at least once during each twelve (12)-month period during the term hereof, full and complete reports of its financial condition and cash flow as of a date (hereinafter called the "Fiscal Date"), and a full and complete report of its operations of the twelve (12)-month period ended on the Fiscal Date, all in form and substance satisfactory to the majority REA noteholders and the majority Bank noteholders, and will cause such reports to be furnished to each noteholder within 120 days of the Fiscal Date, such reports having been audited and certified by independent certified public accountants satisfactory to said noteholders and accompanied by such reports of such audit in form and substance satisfactory to said noteholders. The majority REA noteholders and the majority Bank noteholders, through its or their representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in possession of the Mortgagor and in anywise pertaining to its property or business. The Mortgagor shall enter into an audit agreement with an independent certified public accountant in form and substance satisfactory to the majority REA noteholders and the majority Bank noteholders.

     SECTION 12. (a) The Mortgagor will from time to time upon written demand of the majority REA noteholders or the majority Bank noteholders make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements, instruments and conveyances as may reasonably be requested by the majority REA noteholders or the majority Bank noteholders and take or cause to be taken all such further action as may reasonably be requested by the majority REA noteholders or the majority Bank noteholders to effectuate the intention of these presents and to provide for the securing and payment of the principal of and interest on the notes according to the terms thereof and for the purpose of fully conveying, transferring and confirming unto the Mortgagees the property hereby conveyed, mortgaged and pledged, or intended so to be, whether now owned by the Mortgagor or hereafter acquired by it and to reflect the assignment of the rights or interests of either of the Mortgagees or any and all supplemental indentures of mortgage, mortgages and deeds of trust and every security agreement, financing statement, continuation statement and every additional instrument which shall be recorded and filed and rerecorded and refiled as conveyances and mortgages and deeds of trust of and security interest in real and personal property in such manner and in such places as may be required by law or reasonably requested by the majority REA noteholders or the majority Bank noteholders in order fully to preserve the security for the notes and to perfect and maintain the superior lien of this Mortgage and all supplemental indentures of mortgage, mortgages and deeds of trust and the rights and remedies of the Mortgagees and the noteholders.

                    (b) In the event that the Mortgagor has had or suffers a deficit in net income or net margins, as determined in accordance with methods of accounting prescribed in section 11 of article II hereof, for any of the five fiscal years immediately preceding the date hereof or for any fiscal year while any of the notes are outstanding, the Mortgagor will at any time or times upon written demand of the majority REA noteholders or the majority Bank noteholders, make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental indentures of mortgage, mortgages, security agreements, financing statements, instruments and conveyances, and take or cause to be taken all such further action, as may reasonably be requested by the majority REA noteholders or the majority Bank noteholders in order to include in this Mortgage, as Mortgaged Property, and to subject to all the terms and conditions of this Mortgage, all right, title and interest of the Mortgagor in and to, all and singular, the automobiles, trucks, trailers, tractors, aircraft, ships and other vehicles then owned by the Mortgagor, or which may thereafter be owned or acquired by the Mortgagor. From and after the time of such written demand of the majority
REA noteholders or the majority Bank noteholders, such vehicles shall be deemed to be part of the Mortgaged Property for all purposes hereof.

     SECTION 13. Any noteholder may, at any time or times in succession without notice to or the consent of the Mortgagor or any other noteholder and upon such terms as such noteholder may prescribe, grant to any person, firm or corporation who shall have become obligated to pay all or any part of the principal of or interest on any note held by or indebtedness owed to such noteholder or who may be affected by the lien hereby created, an extension of the time for the payment of such principal or interest, and after any such extension the Mortgagor will remain liable for the payment of such note or indebtedness to the same extent as though it had at the time of such extension consented thereto in writing.

     SECTION 14. The Mortgagor, subject to applicable laws and rules, and regulations and orders of regulatory bodies, will charge for telephone service furnished by it rates which shall yield revenues at least sufficient to enable the Mortgagor to pay and discharge all taxes and expenses when due, and also to make any payment in respect of principal of and interest on the notes when and as the same shall become due. The Mortgagor will, not less than ninety (90) days prior to the effective date of any proposed change in its rates, give to the holder or holders of the notes at the time outstanding written notice of such proposed change and a copy of a schedule showing the then existing rates and the proposed changes therein.

     SECTION 15. (a) Except as specifically authorized in writing in advance by the majority REA noteholders and the majority Bank noteholders, the Mortgagor will not declare or pay any dividends on its capital stock, membership certificates or equity capital certificates (other than in shares of such capital stock or in such certificates), or make any other distribution to its stockholders, members or subscribers, or purchase, redeem or retire any of its capital stock, membership certificates or equity capital certificates, or make any investment in affiliated companies (except as allowed by subsection (d) below), unless after such action the Mortgagor's current assets (determined in accordance with Exhibit One hereto) will equal or exceed its current liabilities (determined in accordance with Exhibit One hereto) (exclusive of current liabilities incurred for additions to plant), and the Mortgagor's adjusted net worth (determined in accordance with Exhibit One hereto) will be at least forty percentum (40%) of its adjusted assets (determined in accordance with Exhibit One hereto), or the sum of the following (whichever is the smaller amount):

     (1)  ten percentum (10%) of its adjusted assets, plus

     (2) thirty percentum (30%) of its adjusted net worth, if any, in excess of the amount represented by the percentage of adjusted assets set out in the immediately preceding subparagraph (1), plus

     (3) thirty percentum (30%) of the amount of any reduction of its adjusted net worth after the date specified in the Instruments Recital, resulting from the declaration or payment of dividends or distributions, the purchase, redemption or retirement of its capital stock, membership certificates or equity capital certificates or investments in affiliated companies.

                    (b) During such time or times as the Mortgagor's adjusted net worth is less than ten percentum (10%):

     (1) The Mortgagor will make no increase, without prior written approval of the majority REA noteholders and the majority Bank noteholders, in salaries, wages, fees and other compensation paid to officers, directors, trustees, executives, or supervisors of the Mortgagor, or to other employees having either a substantial ownership interest in the Mortgagor, or a close family relationship with officers, directors, trustees, executives, supervisors, or holders of substantial ownership interests in the Mortgagor; and

     (2) the Mortgagor will promptly furnish the majority REA noteholders and the majority Bank noteholders with certified copies of the minutes of all meetings of its stockholders, members, directors or trustees;

     (3) if the operation of the Mortgaged Property for the preceding calendar year resulted in a decrease in the Mortgagor's retained earnings (determined in accordance with Exhibit One hereto), the Mortgagor shall upon the written direction of the majority REA noteholders or the majority Bank noteholders, take all required action to promptly
          (1) increase its charges for telephone service or (2) execute a plan for reducing expenses, such increase in charges and such plan to be submitted to all the noteholders and to be acceptable to and approved in writing by the majority REA noteholders and the majority Bank noteholders.

                    (c) During such time or times as the Mortgagor's adjusted net worth is less than twenty percentum (20%) of its adjusted assets the Mortgagor will promptly furnish the REA noteholders and the Bank noteholders with a detailed report on ownership or transfers of its capital stock, membership certificates or equity capital certificates whenever requested in writing by the majority REA noteholders or the majority Bank noteholders, or whenever one percentum (1%) or more of its outstanding ownership interests has been transferred since the last preceding report to such noteholders on ownership interests or transfers; and

                    (d) If the Mortgagor's net worth (defined in Exhibit One hereto) is equal to at least 20 percent of its total assets (defined in Exhibit
One), then the term "investment in affiliated companies" used in subsection (a) of this section 15 shall not include investments by the Mortgagor for any purpose described in section 607(c)(2) of the Rural Development Act of 1972 (including any investment in, or extension of credit, guarantee, or advance made to an affiliated company of the Mortgagor that is used by such company for such purpose) to the extent that, immediately after such investment, the aggregate of such investments does not exceed one-third of the net worth of the borrower.

     SECTION 16. In the event that the Mortgaged Property, or any part thereof, shall be taken under the power of eminent domain, all proceeds and avails therefrom, except to the extent that all noteholders shall consent to other use and application thereof by the Mortgagor, shall forthwith be applied by the
Mortgagor: first, to the ratable payment of any indebtedness by this Mortgage secured other than principal of or interest on the notes; second, to the ratable payment of interest which shall have accrued on the notes and be unpaid; third, to the ratable payment of or on account of the unpaid principal of the notes and to such installments thereof as may be designated by the respective noteholders at the time of any such payment, and fourth, the balance shall be paid to whosoever shall be entitled thereto.

     SECTION 17. The Mortgagor will well and truly observe and perform all of the covenants, agreements, terms and conditions contained in the Consolidated Loan Agreement, on its part to be observed or performed.

     SECTION 18. If this section is made applicable by the Instruments Recital, then: (a) The Mortgagor will not at any time employ, or enter into any contract for the employment of, any manager of its telephone properties, unless such employment or such contract shall first have been approved by the majority REA noteholders and the majority Bank noteholders. (b) If. during such periods as the Mortgagor shall be in default in the making of a payment or payments of principal of or interest on one or more of the notes, the majority REA noteholders or the majority Bank noteholders shall give notice to the Mortgagor that in their opinion its telephone properties are not being efficiently operated, and shall request the termination of the employment of any such manager, or shall request the termination of any operating contract in respect of any such telephone properties, the Mortgagor will terminate such employment or operating contract within thirty (30) days after the date of such notice. (c) All contracts in respect of the employment of any such manager or for the operation of such telephone properties shall contain provisions to permit compliance with the foregoing covenants.

     SECTION 19. If all the REA Notes have been paid and discharged while any of the Bank Notes are still outstanding, all rights and powers of the Government and the holders of the REA Notes under this Mortgage shall immediately vest in the Bank and the holders of the Bank Notes, respectively, and, correspondingly, if all the Bank Notes have been paid and discharged while any of the REA Notes are still outstanding, all rights and powers of the Bank and the holders of the Bank Notes under this Mortgage shall immediately vest in the Government and the holders of the REA Notes, respectively. The Bank, the Government, the Mortgagor and the noteholders shall execute and deliver such instruments, assignments, releases or other documents as shall be reasonably required to carry out the intention of this section.

     SECTION 20. At all times when any note is held by the Government, or in the event the Government shall assign a note without having insured the payment of such note, this Mortgage shall secure payment of such note for the benefit of the Government or such uninsured holder thereof, as the case may be. Whenever any note may be sold to an insured purchaser, it shall continue to be considered a "note" as defined herein, but as to any such insured note the Government, and not such insured purchaser, shall be considered to be, and shall have the rights of, the noteholder for purposes of this Mortgage. Notice of the rights of the Government under the preceding sentence shall be set forth in all such insured notes.

     SECTION 21. (a) The Mortgagor, subject to applicable laws and rules and orders of regulatory bodies, shall design its rates for telephone service and other services furnished by it with a view to paying and discharging all taxes, maintenance expenses and operating expenses of its telephone system, and also to making all payments in respect of principal of and interest on the notes when and as the same shall become due, to providing and maintaining reasonable working capital for the Mortgagor and to maintaining an Average TIER on all of its outstanding indebtedness to the Government, the Bank, and all other lenders of not less than the TIER stated in the Instruments Recital during the Forecast Period described in the Instruments Recital and, after the Forecast Period, a TIER of 1.50.

                    (b) For purposes of this section 21, Average TIER shall be determined as of January 1 of each year during which any obligation secured by the Mortgage remains unsatisfied and shall mean the average of the two highest TIER ratios achieved by the Mortgagor during each of the three calendar years last preceding the various dates of its determination.

                    (c) As used in this section 21, TIER means the Mortgagor's net income or net margins (determined in accordance with Exhibit One hereto) plus interest expense (determined in accordance with Exhibit One hereto), divided by interest expense.

     SECTION 22. (a) Current assets, current liabilities, net worth, adjusted net worth, adjusted assets, retained earnings, net income or net margins, interest expense, and total assets, as used in sections 15 or 21 of this Mortgage, are defined in Exhibit One of this Mortgage. Net plant and secured debt, if referred to in this Mortgage, are also determined in accordance with Exhibit One.

                    (b) Accounting terms used in this Mortgage shall also apply to accounts or groups of accounts of the Mortgagor, regardless of the account title or the system of accounts used, if such accounts have substantially the same meaning as those prescribed by the Federal Communications Commission in its prevailing uniform system of accounts for telecommunications companies (47 CFR
Part 32).

     SECTION 23.  Exhibit One, attached hereto, is made part of this Mortgage.

                                 ARTICLE III

                  REMEDIES OF THE MORTGAGEES AND NOTEHOLDERS

     SECTION 1. If one or more of the following events (hereinafter called "events of default") shall happen, that is to say:

          (a) default shall be made in the payment of any installment of or on account of interest on or principal of any note or notes when and as the same shall be required to be made and such default shall continue for thirty (30) days;

          (b) default shall be made in the due observance or performance of any other of the representations, warranties, covenants, conditions or agreements on the part of the Mortgagor in any of the notes or in this Mortgage or in the Consolidated Loan Agreement contained; and such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by any noteholder;

          (c) the Mortgagor shall file a petition in bankruptcy or be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization or proceedings instituted by others for its reorganization shall not be dismissed within thirty (30) days after the institution thereof;

          (d) a receiver or liquidator of the Mortgagor or of any substantial portion of its property shall be appointed and the order appointing such receiver or liquidator shall not be vacated within thirty (30) days after the entry thereof;

          (e) the Mortgagor shall forfeit or otherwise be deprived of its corporate charter or franchises, permits or licenses required to carry on any material portion of its business; or

          (f) a final judgment shall be entered against the Mortgagor and shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days;

then in each and every such case any noteholder may, by notice in writing to the Mortgagor and delivery of a copy thereof to the other noteholders, declare all unpaid principal of and accrued interest on any or all notes held by such noteholder to be due and payable immediately; and upon any such declaration all such unpaid principal and accrued interest so declared to be due and payable shall become and be due and payable, immediately, anything contained herein or in any note or notes to the contrary notwithstanding; provided, however, that if at any time after the unpaid principal of and accrued interest on any of the notes shall have been so declared to be due and payable, all payments in respect of principal and interest which shall have become due and payable by the terms of such note or notes shall be paid to the respective noteholders, and all other defaults hereunder and under the notes shall have been made good or secured to the satisfaction of all of the noteholders, then and in every such case, the noteholder or noteholders who shall have declared the principal of and interest on notes held by such noteholder or noteholders to be due and payable may, by written notice to the Mortgagor and delivery of a copy thereof to the other noteholders, annul such declaration or declarations and waive such default or defaults and the consequences thereof, but no such waiver shall extend to or affect any subsequent default or impair any right consequent

     SECTION 2. If one or more of the events of default shall happen, the holder or holders of not less than a majority in principal amount of the notes at the time outstanding (hereinafter called the "majority noteholders"), for itself or themselves, and as the agent or agents of the other noteholders, personally or by attorney, in its or their discretion, may, insofar as not prohibited by law:

          (a) take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues and profits pertaining to or arising from the Mortgaged Property, or any part thereof, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

          (b) proceed to protect and enforce the rights of the Mortgagees and the rights of the noteholder or noteholders under this Mortgage by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed most effectual to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit the noteholder or noteholders instituting such action or suit shall have the right to have appointed a receiver of the Mortgaged Property and of all rents, income, revenues and profits pertaining thereto or arising therefrom derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers, in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment; and

          (c) sell or cause to be sold all and singular the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof is located, at such time and upon such terms as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief general description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county, or if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale. Any sale to be made under this subparagraph (c) of this section 2 may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned, provided, however, that in the event another or different notice of sale or another or different manner of conducting the same shall be required by law the notice of sale shall be given or the sale shall be conducted as the case may be, in accordance with the applicable provisions of law.

     SECTION 3. If, within thirty (30) days after the majority noteholders shall have had knowledge of the happening of an event or events of default, the majority noteholders shall not have proceeded to exercise the rights and enforce each of the remedies herein or by law conferred upon or reserved to the Mortgagees or to said majority noteholders, then, and only then, any noteholder for itself and as the agent of all the other noteholders, including the majority noteholders, may proceed to exercise any such right or rights and remedy or remedies not being enforced by the majority noteholders. Nothing contained in this Mortgage shall affect or impair the right, which is absolute and unconditional, of any holder of any note which may be secured hereby to enforce the payment of the principal of or interest on such note on the date or dates any such interest or principal shall become due and payable in accordance with the terms of such note.

     SECTION 4. At any sale hereunder any noteholder or noteholders shall have the right to bid for and purchase the Mortgaged Property, or such part thereof as shall be offered for sale, and any noteholder or noteholders may apply in settlement of the purchase price of the property so purchased the portion of the net proceeds of such sale which would be applicable to the payment on account of the principal of and interest on the note or notes held by such noteholder or noteholders, and such amount so applied shall be credited as a payment on account of principal of and interest on the note or notes held by such noteholder or noteholders.

     SECTION 5. Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first, to the payment of indebtedness hereby secured other than the principal of or interest on the notes; second, to the ratable payment of interest which shall have accrued on the notes and which shall be unpaid; third, to the ratable payment of or on account of the unpaid principal of the notes, and the balance, if any, shall be paid to whosoever shall be entitled thereto.

     SECTION 6. The Mortgagor covenants that it will give immediate written notice to both of the Mortgagees and to all of the noteholders of the occurrence of an event of default or in the event that any right or remedy described in clauses (a) through (fl of section 1 of this article m is exercised or enforced, or any action is taken to exercise or enforce any such right or remedy.

     SECTION 7. Every right or remedy herein conferred upon or reserved to the Mortgagees or to the noteholders shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

     SECTION 8. The Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.

                                  ARTICLE IV

                  POSSESSION Until DEFAULT-DEFEASANCE CLAUSE

     SECTION 1. Until some one or more of the events of default shall have happened, the Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products and profits thereof or therefrom, subject to the provisions of this Mortgage.

     SECTION 2. If the Mortgagor shall well and truly pay or cause to be paid the whole amount of the principal of and interest on the notes at the time and in the manner therein provided, according to the true intent and meaning thereof, and shall also pay or cause to be paid all other sums payable hereunder by the Mortgagor and shall well and truly keep and perform according to the true intent and meaning of this Mortgage, all covenants herein required to be kept and performed by it, then and in that case, all property, rights and interests hereby conveyed or assigned or pledged shall revert to the Mortgagor and the estate, right, title and interest of the Mortgagees and the noteholders shall thereupon cease, determine and become void and the Mortgagees and the noteholders, in such case, on written demand of the Mortgagor but at the Mortgagor's cost and expense, shall enter satisfaction of this Mortgage upon the record. In any event, each noteholder, upon payment in full to him by the Mortgagor of all principal of and interest on any note held by him and the payment and discharge by the Mortgagor of all charges due to such noteholder hereunder, shall execute and deliver to the Mortgagor such instrument of satisfaction, discharge or release as shall be required by law in the circumstances.

                                  ARTICLE V

                                MISCELLANEOUS

     SECTION 1. It is hereby declared to be the intention of the Mortgagor that all lines, or systems, embraced in the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, operation or maintenance of such lines, or systems, and all service and connecting lines, poles, posts, crossarms, wires, cables, conduits, ducts, connections and fixtures forming part of, or used in connection with, such lines, or systems, and all other property physically attached to any of the foregoing-described property, shall be deemed to be real property.

     SECTION 2. All acts and obligations of the Mortgagor hereunder shall be subject to all applicable orders, rules and regulations, now or hereafter in effect, of all regulatory bodies having jurisdiction in the premises, to the end that no act or omission to act on the part of the Mortgagor shall constitute a default hereunder insofar as such act or omission shall have been required by reason of any order, rule or regulation of any such regulatory body.

     SECTION 3. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagees shall pass to and inure to the benefit of the successors and assigns of the Mortgagees and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the holders of notes executed and delivered as herein provided.

     SECTION 4. The descriptive headings of the various articles of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 5. All demands, notices, reports, approvals, designations, or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if mailed by registered mail addressed to the proper party or parties at the following addresses:

     As to the Mortgagor:                 Dobson Telephone Company, Inc.
                                          13439 Broadway Extension

                                          Oklahoma City, OK  73114

     As to the Mortgagees:

          The Bank:                       Rural Telephone Bank
                                          c/o Rural Electrification
                                            Administration
                                          Washington, D.C.  20250-1500

          The Government:                 Rural Electrification
                                            Administration
                                          Washington, D.C.  20250-1500

and as to any other person, firm, corporation or governmental body or agency having an interest herein by reason of being the holder of any note or otherwise, at the last address designated by such person, firm, corporation, governmental body or agency to the Mortgagor and the Mortgagees. The Mortgagor or the Mortgagees may from time to time designate to one another a new address to which demands, notices, reports, approvals, designations or directions may be addressed and from and after any such designation the address designated shall be deemed to be the address of such party in lieu of the address hereinabove given. The Mortgagor will promptly notify the Mortgagees in writing of any change in location of its chief place of business or the office where its records concerning accounts and contract rights are kept.

     SECTION 6. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions shall not affect the remaining portions of this Mortgage, nor shall any such invalidity as to one Mortgagee or as to any holder of notes hereunder affect the rights hereunder of the other Mortgagee or any other holder of notes.

     SECTION 7. This Mortgage may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, DOBSON TELEPHONE COMPANY, INC., as Mortgagor, has caused this Mortgage to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, RURAL TELEPHONE BANK, as Mortgagee, has caused this Mortgage to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and UNITED STATES OF AMERICA, as Mortgagee, has caused this Mortgage to be duly executed in its behalf, all as of the day and year first above written.

                                       DOBSON TELEPHONE COMPANY, INC.

(Seal)                                 By: /s/
Attest:                                   -------------------------------
                                             President
 /s/
---------------------------------
Secretary

Executed by the Mortgagor
in the presence of:

 /s/
---------------------------------

 /s/
---------------------------------
  Witnesses

                                       UNITED STATES OF AMERICA, and
                                       RURAL TELEPHONE BANK, respectively


                                       By /s/             as
                                         --------------------------------
                                       Administrator of Rural Electrification
                                       Administration, and as Governor of the
                                       Rural Telephone Bank
(Seal)
Attest:

 /s/
---------------------------------
Assistant Secretary of
Rural Telephone Bank

Executed by United States of America,
Mortgagee, and Rural Telephone Bank,
Mortgagee, in the presence of:

 /s/
---------------------------------

 /s/
---------------------------------
  Witnesses

                      EXHIBIT ONE (EXHIBIT TO MORTGAGE)
                          UNIFORM SYSTEM OF ACCOUNTS
                  ACCOUNT NUMBERS USED IN CERTAIN PROVISIONS
                       THIS EXHIBIT CONSISTS OF 4 PAGES


All references regarding account numbers are to 47 CFR Part 32 and supplementary accounts required by REA.

                                              ACCOUNT NUMBERS
ACCOUNT NAMES                             CLASS A         CLASS B
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ADJUSTED ASSETS - Article II, Sec. 15(a):  the sum of the balances of the following accounts of the Mortgagor:

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     Current Assets                             1100s thru    1300s
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     Noncurrent Assets                          1400s thru    1500s
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     Total Telecommunications Plant
       (Defined Below)
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     LESS:  Accumulated Depreciation            3100 thru     3300s
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     LESS:  Accumulated Amortization            3400 thru     3600s
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     Funded Debt (Still to be advanced
       under Loan Contract)                   (   4210.20     4210.20
                                              (   4210.21     4210.21
                                              (   4210.22     4210.22
                                              (   4210.24     4210.24
                                              (   4210.23     4210.23
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     LESS:  Adjustments (Defined Below)
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ADJUSTMENTS:  the sum of the balances of the following accounts of the
Mortgagor:

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     Telecommunications Accounts Receivable     1180*         1180*
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     Accounts Receivable Allowance
       Telecommunications                       1181*         1181*
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     Other Accounts Receivable                  1190*         1190*
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     Accounts Receivable Allowance - Other      1191*         1191*
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     Notes Receivable                           1200*         1200*
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     Notes Receivable Allowance
       (*Include Only Those Portions of These
         Accounts Shown in Subsidiary Record
         Accounts Related to Affiliates)        1201*         1201*
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CURRENT LIABILITIES - Article II, Sec. 15(a):  the balances of the following accounts of the Morgagor:

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     Current Liabilities                        4010 thru     4100s
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INTEREST EXPENSE - Article, Sec. 21 or any other section of the Mortgage setting forth a TIER requirement for the Mortgagor: the sum of the balances of the following accounts of the Mortgagor:

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     Interest and Related Items                 7500**        7500
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     Interest on Funded Debt                        7510
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     Interest Expense - Capital Leases              7520
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     Amortization of Debt Issurance Expense         7530
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     Other Interest Deductions                      7540
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     LESS:  Allowance for Funds Used During
     Construction                               7340          4300.4
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NET INCOME OR NET MARGINS - Article II, Sec. 21 or any other section of the
Mortgage setting forth a TIER requirement for the Mortgagor: the sum of the balances of the following accounts of the Mortgagor:

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     Local Network Services Revenues            )
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     Network Access Services Revnues            )
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     Long Distance Network Services Revenues    )   5000 thru 5300s
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     Miscellaneous Revenues                     )
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     LESS:  Uncollectible Revenues              )
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     Other Operating Income and Expense         )   7100**    7100
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     Nonoperating Income and Expense            )   7300**    7300
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     Income Effect of Jurisdictional
       Rate-making Difference - Net             )   7910      7910
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     Nonregulated Net Income                    )   7990      7990
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     Other nonregulated Revenues                )   7991      7991
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